EXHIBIT 99.6

AMENDED LETTER TO CLIENTS

OFFER TO EXCHANGE

BY

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

OF UP TO 20,853,250 SHARES OF COMMON STOCK FOR ANY AND ALL ISSUED AND

OUTSTANDING SHARES OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,

ON JULY 20, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

July 13, 2015

TO OUR CLIENTS:

Enclosed for your consideration is a preliminary prospectus, dated July 13, 2015 (the “Prospectus”) and the related Amended Letter of Transmittal (the “Letter of Transmittal”) (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Wheeler Real Estate Investment Trust, Inc. (the “Company”), to exchange up to an aggregate of 20,853,250 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), for all issued and outstanding shares of the Company’s Series A preferred stock, without par value per share (“Series A Stock”) and Series B preferred stock, without par value per share (“Series B Stock”). Subject to the terms and conditions of the Offer, all shares of Series A Stock and Series B Stock properly tendered before the Expiration Date (as defined in the Prospectus) and not properly withdrawn will be exchanged by the Company for newly issued shares of Common Stock as follows:

SECURITY EXCHANGED	SECURITY TO BE ISSUED

One Share of Series A Stock	500 Shares of Common Stock
One Share of Series B Stock	12.5 Shares of Common Stock

Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus. Your attention is directed to the following:

1.	As indicated above, you may exchange your shares of Series A Stock and Series B Stock for newly issued shares of the Company’s Common Stock.

2.	When considering the Offer, you should consult with your broker or other financial or tax advisor.

3.	The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on July 20, 2015, unless the Company extends the Offer.

4.	The Offer is for all outstanding shares of the Company’s Series A Stock and Series B Stock. If all shares of Series A Stock and Series B Stock are exchanged on the terms contained in the Offer, the Company will issue an aggregate of 20,853,250 additional shares of its Common Stock.

5.	Tendering holders of shares of Series A Stock or Series B Stock whose shares are registered in their own name and who tender directly to Computershare Trust Company, N.A. as depositary (the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as set forth in the Prospectus and Letter of Transmittal, transfer taxes on the purchase of such shares pursuant to the Offer.

6.	We will not issue fractional shares of Common Stock upon exchange of the Series A Stock and Series B Stock. Instead, we will pay cash for all fractional shares based upon a price per share of Common Stock of $2.38.

If you wish to have us tender any or all of your shares of Series A Stock or Series B Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on July 20, 2015, unless Company the opts to extend the Offer.

The Offer is being made only by the Prospectus and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of Series A Stock or Series B Stock. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Company’s Board of Directors has approved making the Offer. However, neither the Company nor any member of its Board of Directors makes any recommendation to shareholders as to whether they should tender or refrain from tendering their shares. Shareholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender. In doing so, shareholders should carefully read the information in the Prospectus and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. Shareholders should discuss whether to tender their Shares with their broker or other financial or tax advisor.

If you wish to have us tender any or all of the shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your shares, all such shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

AMENDED INSTRUCTION FORM WITH RESPECT TO

OFFER TO EXCHANGE

BY

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

OF UP TO 20,853,250 SHARES OF COMMON STOCK FOR ANY AND ALL ISSUED AND

OUTSTANDING SHARES OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

The undersigned acknowledge(s) receipt of your letter and the enclosed Preliminary Prospectus, dated July 13, 2015 (the “Prospectus”), and the related Amended Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Wheeler Real Estate Investment Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), to exchange up to an aggregate of 20,853,250 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), for all issued and outstanding shares of the Company’s Series A preferred stock, without par value per share (“Series A Stock”) and Series B preferred stock, without par value per share (“Series B Stock”).

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of Shares to be tendered by you for the account of the undersigned:

             shares of Series A Stock*

             shares of Series B Stock*

*Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

Taxpayer Identification or Social Security Number:

Addresses: Addresses:

Phone/Area Code: